DORAL BANK NY FSB

                                       and

                                MRU LENDING, INC.

                             LOAN PROGRAM AGREEMENT

                            Dated as of July 25, 2005

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                                TABLE OF CONTENTS
                                -----------------

1.       DEFINITIONS...........................................................1

2.       MARKETING OF LOANS; SCHOOL RELATIONSHIPS..............................1

3.       BANK TO EXTEND CREDIT.................................................1

4.       CONSUMER DOCUMENTS AND CREDIT POLICY..................................2

5.       LOAN REFERRAL, PROCESSING AND ORIGINATION.............................2

6.       SETTLEMENT WITH SCHOOLS...............................................3

7.       CHECK STOCK...........................................................4

8.       DISPUTES & REFUNDS....................................................4

9.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK.......................4

10.      REPRESENTATIONS AND WARRANTIES........................................4

11.      OTHER RELATIONSHIPS WITH BORROWERS....................................7

12.      INDEMNIFICATION.......................................................7

13.      TERM AND TERMINATION..................................................9

14.      CONFIDENTIALITY......................................................11

15.      PROPRIETARY MATERIALS................................................12

16.      RELATIONSHIP OF PARTIES..............................................12

17.      EXPENSES.............................................................13

18.      EXAMINATION..........................................................13

19.      INSPECTION...........................................................13

20.      GOVERNING LAW; WAIVER OF JURY TRIAL..................................14

21.      SEVERABILITY.........................................................14

22.      ASSIGNMENT...........................................................14

23.      THIRD PARTY BENEFICIARIES............................................14

24.      NOTICES..............................................................14

25.      AMENDMENT AND WAIVER.................................................14

26.      ENTIRE AGREEMENT.....................................................15

27.      COUNTERPARTS.........................................................15

28.      INTERPRETATION.......................................................15

29.      AGREEMENT SUBJECT TO APPLICABLE LAWS.................................15

30.      FORCE MAJEURE........................................................15

31.      ARBITRATION..........................................................16

32.      HEADINGS.............................................................17

33.      PRIVACY LAW COMPLIANCE...............................................17

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                                TABLE OF CONTENTS
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34.      EXCLUSIVITY..........................................................17

                             SCHEDULES AND EXHIBITS
                             ----------------------

SCHEDULE 1                     Definitions

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      THIS LOAN PROGRAM AGREEMENT (this "Agreement"),  dated as of July 25, 2005
("Effective Date"), is made by and between Doral Bank NY FSB, a federally chartered savings bank having its principal location at 387 Park Avenue South, New York, NY 10016 ("Bank"), and MRU Lending, Inc., a Delaware corporation, having its principal location at 1114 Avenue of the Americas, 30th Floor, New York, New York 10036 ("MRU").

      WHEREAS, MRU is engaged in the business of marketing student loans to consumers and purchasing student loans; and

      WHEREAS, Bank is in the business of originating various types of consumer loans, including student loans; and

      WHEREAS, the Parties desire to develop a nationwide program pursuant to which MRU will market, and Bank will originate, student loans.

      NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and MRU mutually agree as follows:

1. Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1.

2. Marketing of Loans; School Relationships.

      (a) At its own cost, MRU shall promote and market the Program and the Loan using any form of media determined to be appropriate by MRU, including the Internet. Bank agrees that MRU may refer to Bank and the Program in promotional and marketing materials, upon the condition that any references to the Bank and/or the Program in any such materials must receive the prior written approval of Bank, which approval shall not be unreasonably withheld or delayed. Bank shall review and approve or reject any references to the Bank and/or Program in any such materials within three (3) days after receipt of such materials, but may not otherwise alter the Program or such materials without MRU's prior written consent. MRU shall ensure that all promotional and marketing materials shall be accurate in all material respects and not misleading. MRU shall ensure that all promotional and marketing materials and strategies comply with Applicable Laws.

      (b) At its own cost, MRU shall solicit Applicants for participation in the Program, shall make arrangements with Applicants and Schools to provide services in connection with the processing and/or closing of Loans and shall administer all such arrangements with Applicants and Schools. Bank shall have no responsibility to solicit Applicants or Schools or for any other involvement of Applicants and Schools in the Program.

3. Bank to Extend Credit. MRU acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the disbursement of Loan proceeds and the collection of Loan payments by Bank. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant if Bank determines that doing so would be an unsafe or unsound banking practice. Bank shall provide prior written notice of a decision not to extend credit to an Applicant in reliance on the preceding sentence and, in all instances where Bank does not timely provide such prior notice, MRU shall have no liability to Bank arising out of such extension of credit.


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4. Consumer  Documents and Credit  Policy.  The following  documents,  terms and procedures ("Consumer Finance Materials") that have been approved by Bank and that will be used by Bank initially with respect to the Loans are: (i) Program description (terms and conditions of loans); (ii) Credit Policy; and (iii) form of Application/Promissory Note. The Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed. The Parties acknowledge that each Loan Agreement and all other documents referring to the creditor for the Program shall identify the Bank as the creditor at the time of Loan closing, and that all checks or other items in repayment of Loans shall be made payable to Bank so long as Bank owns such Loans. MRU shall ensure that the Consumer Finance Materials comply with Applicable Laws.

5. Loan Referral, Processing and Origination.

      (a) On behalf of the Bank, MRU shall solicit Applications from Applicants and shall process such Applications on behalf of Bank (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy. On behalf of the Bank, MRU shall respond to all inquiries from Applicants regarding the application process.

      (b) MRU shall forward to Bank mutually agreed information regarding Applicants who meet the eligibility criteria set forth in the Credit Policy. MRU shall have no discretion to override the Credit Policy with respect to any Application without prior approval of Bank's authorized officer.

      (c) Subject to the terms of this Agreement, Bank shall originate Loans with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy.

      (d) Pursuant to procedures mutually agreed by the Parties, MRU shall deliver adverse action notices to Applicants who do not meet Credit Policy criteria or are otherwise denied by Bank.

      (e) On behalf of the Bank, MRU shall prepare and deliver Loan Agreements and other Loan documents to Borrowers and obtain Borrowers' signatures on Loan Agreements and other Loan documents and obtain any third party signatures required by Bank to finalize Loans and take all other actions necessary to close Loans.

      (f) On behalf of the Bank, MRU shall perform its obligations described in this Section 5 and deliver any other customer communications to Applicants and Borrowers as necessary to carry on the program, all at MRU's own cost.


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      (g)   On behalf of Bank, MRU shall deliver any and all documents  required to be delivered to J.P. Morgan Trust Company, National Association (the "Custodian").

      (h)   On  behalf of Bank,  MRU,  as master  servicer  for the bank,  shall
            deliver  any  and  all   documents   required  to  be  delivered  to
            Pennsylvania Higher Education Assistance Agency ("PHEAA")

6. Settlement with Borrowers and/or Schools.

      (a)   MRU  will  provide  a  Funding  Statement  to Bank by  e-mail  or as otherwise mutually agreed by the Parties prior to 5:00 p.m. local time in the jurisdiction where Bank is located on the Business Day immediately preceding the Funding Date. Each Funding Statement shall provide the Funding Amount for all Loans to be funded by Bank on the next Funding Date and shall include, on a Loan-by-Loan basis, (i) information identifying each Borrower scheduled to receive a Loan and each Borrower or School scheduled to receive Loan proceeds (e.g., name and address), (ii) the total amount of each Loan and the amount of Loan proceeds (if any) to be transferred by ACH or wire transfer to a Borrower or School, and all related information required by the Funding Institution to settle an ACH or wire transfer to the Borrower or School, (iii) the total amount of each Loan and the amount of Loan proceeds (if any) to be transferred by check to a Borrower or School, and the number of the check to be issued, and (iv) the total amount of origination or other fees to be paid to third parties and (v) a confirmation that the Borrower is eligible for a Loan under the Credit Policy and has executed a Loan Agreement and that the Loan Agreement and other Loan documents were prepared in compliance with the Program Compliance Manual. Prior to MRU's delivery of a Funding Statement to Bank, MRU shall deliver a data file to the Funding Institution that contains the ACH or instructions for wiring funds, as appropriate, from the Funding
            Account to designated Borrowers' and/or Schools' accounts in accordance with such Funding Statement. Currently, the Funding Institution is JPMorgan Chase Bank, N.A. Bank shall provide MRU at least five (5) days prior written notice of a change in the Funding Institution.

      (b) By 11:00 a.m. Eastern Standard Time on each Funding Date, Bank shall instruct the Funding Institution to transfer by ACH, or wired funds, immediately from the Funding Account to the accounts of Borrowers or Schools designated in the applicable Funding Statement to receive Loan proceeds by ACH or wire transfer in accordance with the Funding Statement.

      (c) On each Funding Date, MRU, on behalf of the Bank, shall prepare a check drawn on the Funding Account for each Borrower or School that requests payment of Loan proceeds by check and deliver each such check to the appropriate Borrower or School in accordance with the Funding Statement.

7. Check Stock. Bank shall deliver to MRU a stock of checks or electronic instructions for printing checks for the Funding Account to be used for the payment of Loan proceeds to Schools that request payment by check. As necessary, Bank shall replenish the check stock or provide updated electronic instructions for check printing. MRU shall safeguard such checks and limit access to such checks to bonded employees who are authorized by MRU to handle such checks. MRU shall prevent the issuance of such checks in amounts and to Persons other than as provided in Funding Statements. Bank hereby appoints MRU with power of substitution, as its lawful attorney in its name to issue checks on behalf of Bank strictly in accordance with Section 6(c) hereof. Such power of attorney shall remain in full force and effect until written notice of its termination is delivered by Bank to MRU. If Bank terminates the power of attorney at a time when this Agreement is still in full force and effect, then Bank shall make other suitable arrangements, in consultation with MRU, to fund those Loans which must be paid by check. Within ten (10) Business Days after the end of each month, MRU shall deliver to Bank a reconciliation of all checks previously delivered by Bank to MRU identifying the checks issued and voided. On behalf of Bank, MRU shall store in a mutually agreed format an image of each check issued pursuant to Section 6(c). As requested by Bank, MRU shall deliver such images to Bank.


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8.  Disputes & Refunds.  MRU shall ensure that all  adjustments  and/or  credits agreed to with Borrowers, or Schools in resolving a dispute with Borrowers who pay for tuition via Loans, shall promptly be communicated to the Party owning and holding the Loan at the time of the adjustment and/or credit. Procedures for applying such adjustments and/or credit to the Loans involved shall be mutually agreed upon by the Parties or held by the Servicer, as applicable.

9. Conditions Precedent to the Obligations of Bank. The obligation of Bank to originate and fund Loans is subject to the satisfaction of the following conditions precedent at the time of or prior to the funding of each Loan by
Bank:

      (a) The representations and warranties of MRU set forth in the Program documents shall be true and correct in all material respects at the time as of the time Bank funds each Loan (unless such representation or warranty refers specifically to an earlier date); and

      (b) The obligations of MRU set forth in the Program Documents to be performed prior to the funding of each Loan by Bank shall have been performed prior to the funding of such Loan by Bank.

10. Representations and Warranties.

      (a) Bank hereby represents and warrants to MRU as of the Effective Date that:

                  (1) Bank is an  FDIC-insured  [corporation/association],  duly organized, validly existing under the laws of the USA and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;


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                  (2) All approvals,  authorizations,  licenses,  registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);

                  (3) This  Agreement  constitutes a legal,  valid,  and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under federal law, which may affect the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (4) There are no proceedings or investigations  pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

                  (5) Bank is not Insolvent; and

                  (6) The execution,  delivery and performance of this Agreement by Bank comply with state and federal banking laws applicable to Bank.

                  (7) The bank shall maintain adequate data security and disaster recovery protections that are at least consistent with industry standards for the consumer lending industry.

      (b) MRU hereby represents and warrants to Bank as of the Effective Date that:

                  (1) MRU is a Delaware corporation,  duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of MRU and will not result in a breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which MRU is a party;

                  (2) All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by MRU, have been obtained;


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                  (3) This  Agreement  constitutes a legal,  valid,  and binding obligation of MRU,  enforceable  against MRU in accordance  with its
            terms,   except  (i)  as  such  enforceability  may  be  limited  by
            applicable  bankruptcy,  insolvency,   reorganization,   moratorium,
            receivership,   conservatorship   or  other   similar  laws  now  or
            thereafter in effect, including the rights and obligations of receivers and conservators under federal law, which may affect the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principals of equity (whether considered in a suit at law or in equity); (4) There are no proceedings or investigations pending or, to the best knowledge of MRU threatened against MRU (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Parties pursuant to this Agreement,
            (iii) seeking any  determination  or ruling that, in the  reasonable
            judgment  of  MRU  would   materially   and  adversely   affect  the
            performance by MRU of its obligations under this Agreement, or (iv) would have a materially adverse financial effect on MRU or its operations if resolved adversely to it;

                  (5) MRU is not Insolvent; and

                  (6) The execution,  delivery and performance of this Agreement by MRU, the Consumer Finance Materials and the promotional and marketing materials and strategies shall all comply with Applicable Laws.

                  (7) MRU shall  maintain  adequate  data  security and disaster recovery protections that are at least consistent with industry standards for the consumer lending industry.

      (c) MRU hereby represents and warrants to Bank as of each Funding Date, to the best of MRU's knowledge, that:

                  (1) For each Loan then being funded:  (i) all  information  in the related Application is true and correct; (ii) the Loan is fully enforceable and all required disclosures have been timely and accurately delivered in compliance with Applicable Law; (iii) the Loan Agreement and all other Loan documents are genuine and legally binding and enforceable and not forged or otherwise fraudulent, and conform to the requirements of the program; (iv) all necessary approvals have been obtained; and (v) nothing exists that would prohibit the sale of the Loan by Bank to a willing purchaser;

                  (2) Each  Borrower  listed on a Funding  Statement is eligible for a Loan under the Credit Policy and has executed a Loan Agreement; and

                  (3) Each  Borrower  or  School  has  complied  with all of the requirements to receive Loan proceeds under the applicable agreement; the ACH or wire transfer information provided by MRU to the Funding Institution is accurate and complete for each Loan the proceeds of which are to be disbursed by ACH or wire transfer; the payee name and amount are accurate and complete on, and MRU has properly delivered, each check prepared by MRU, on behalf of the Bank, for each Loan the proceeds of which are to be disbursed by check; and the information on each Funding Statement is true and correct in all respects.


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      (d)   The representations and warranties of Bank and MRU contained in this
            Section 10, except those representations and warranties contained in subsections 10(a)(4) and 10(b)(4), are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 10(a)(4) and 10(b)(4) is instituted or threatened against either Party, such Party shall promptly notify the other Party of the pending of any threatened investigation or proceeding.

11. Other Relationships with Borrowers.

      (a) MRU shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of goods and services from MRU and others.

      (b) Except as necessary to carry out its rights and responsibilities under this Agreement and the Loan Sale Agreement, Bank shall not use Applicant and/or Borrower information and shall not provide any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Law or legal process.

      (c) Notwithstanding subsection 11(b), Bank may make solicitations for goods and services to the public, other than solicitations for private student loans, which may include one or more Applicants or Borrowers; provided that Bank does not use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations; provided, however, Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations.

      (d) The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12. Indemnification.

      (a) Bank agrees to indemnify and hold harmless MRU and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the "MRU Indemnified Parties") from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys' fees, that may arise from (i) gross negligence, willful misconduct or breach of any of Bank's obligations or undertakings under this Agreement by Bank or its agents or representatives, or (ii) a violation by Bank or its agents or representatives of any New York or federal banking law applicable to Bank's participation in the Program.


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      (b)   MRU agrees to indemnify and hold  harmless Bank and its  Affiliates,
            and   the   officers,   directors,    employees,    representatives,
            shareholders, agents and attorneys of such entities (the "Bank's Indemnified Parties") from and against any and all claims, actions,
            liability,   judgments,   damages,  costs  and  expenses,  including
            reasonable   attorneys'   fees,   that  may  arise  from  (i)  gross
            negligence, willful misconduct or breach of any of MRU's obligations or undertakings under this Agreement by MRU or its agents or representatives, or (ii) a violation by MRU or its agents or representatives of any New York or federal banking law, applicable to MRU's participation in the program.

      (c) The MRU Indemnified Parties and the Bank Indemnified Parties are sometimes referred to herein as the "Indemnified Parties," and MRU or Bank, as an indemnitor hereunder, is sometimes referred to herein as the "Indemnifying Party."

      (d) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any notice received by the Indemnified Party of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, against the Indemnified Party with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an "Indemnifiable Claim"), specifying in reasonable detail the nature of the claim, and, if known, the amount, or an estimate of the amount, of the claim, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to defend against the claim asserted.

      (e) The Indemnifying Party shall have thirty (30) days after receipt of any notification of an Indemnifiable Claim (a "Claim Notice") to undertake, conduct and control, through counsel of its own choosing, and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld); provided that, other than in the event of a conflict of interest requiring the retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only the payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. As long as the Indemnifying Party is contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

      (f) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right, upon written notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this paragraph (f) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 12.

      (g) The terms of this Section 12 shall survive the expiration or earlier termination of this Agreement.

13. Term and Termination.

      (a) This Agreement shall have an initial term of thirty-six (36) months from the Effective Date (the "Initial Term") and shall renew automatically up to two (2) times for successive additional terms of twelve (12) months each (each a "Renewal Term"), unless either Party provides notice of non-renewal to the other Party at least thirty
            (30) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

      (b) Either party shall have the right to terminate this Agreement without cause, by providing written notice 90 days prior to the date of termination, if MRU concurrently terminates the Loan Sale Agreement under Section 9(b) thereof.

      (c) During the Initial Term and any Renewal Term of this Agreement, Bank may terminate this Agreement at any time upon written notice to MRU if MRU defaults on its obligations to make a payment to Bank as provided in Section 2 of the Loan Sale Agreement. Bank shall not have the right to terminate this Agreement without cause, except in the manner provided in subsection 13(a) or 13 (b) above.

      (d) Either Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances ("with cause"):

                  (1) any  representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

                  (2) the other Party shall  default in the  performance  of any material obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

                  (3) the other Party shall  commence a voluntary  case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (4) an involuntary case or other proceeding,  whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect;

                  (5) either Party has  terminated  the Loan Sale  Agreement and any applicable notice period provided therein shall have expired.

      (e) Bank shall not be obligated to approve or originate any new Loans after termination of this Agreement.

      (f) After providing or receiving notice of termination and prior to the date on which the first post-termination Loan disbursement is scheduled to occur, upon written request of MRU, Bank shall, for a period of twelve (12) months from the date of termination of this Agreement, continue to disburse proceeds with respect to the Loans committed to or outstanding as of the date of termination and shall originate Loans to Applicants who have not received Loans but have been approved under the Credit Policy and have received loan commitment letters under the Program prior to the date of termination of this Agreement, all pursuant to the terms of this Agreement and subject to MRU's purchase from Bank of such Loans and the related Loan receivables pursuant to the terms of the Loan Sale Agreement. Notwithstanding any provision of the Program Documents, Bank shall have no obligation to originate or fund Loans after the date of termination of this Agreement if Bank is directed by a Regulatory Authority to cease such activity.

      (g) The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination. No termination nor rejection or failure to assume the executory obligations of this Agreement in the bankruptcy or receivership of either Party shall be deemed to impair or affect the obligations pertaining to any executed obligations, including, without limitation, pre-termination breaches of representations and warranties by either Party and pertaining to the obligations that expressly survive termination of this Agreement.

      (h) The terms of this Section 13 shall survive the expiration or earlier termination of this Agreement.

14. Confidentiality.

      (a) Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, neither Party (the "Restricted Party") shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party's Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party's obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), (ii) to the Restricted Party's auditors, accountants and other professional advisors, or to a Regulatory Authority or (iii) to any other third party as mutually agreed in writing by the Parties.

      (b) A Party's Confidential Information shall not include information that:

                  (1) is generally available to the public;

                  (2) has become  publicly  known,  without fault on the part of the Party who now seeks to disclose such information (the "Disclosing Party"), subsequent to the Disclosing Party acquiring the information;

                  (3) was otherwise  known by, or available  to, the  Disclosing
            Party prior to entering into this Agreement; or

                  (4) becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

      (c) Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.

      (d) In the event that a Restricted Party is requested or required in any legal proceeding to disclose any Confidential Information of the other Party, the Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party's compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own confidential information.

      (e) The terms of this Section 14 shall survive the expiration or earlier termination of this Agreement.

15. Proprietary Materials. The Bank hereby provides MRU with a non-exclusive royalty free right and license to use and reproduce the Bank's name, logo, registered trademarks and service marks ("Proprietary Material") on the Applications, Loan Agreements, marketing materials, and otherwise in connection with fulfillment of MRU's obligations under this Agreement; provided, however, that (a) MRU shall at all times comply with written instructions provided by Bank regarding the use of its Proprietary Material, and (b) MRU acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in Bank's Proprietary Material. Except as contemplated in Section 13(f), upon termination of this Agreement, MRU will cease using Bank's Proprietary Material.

16. Relationship of Parties. The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and MRU.

17. Expenses.

      (a) Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.

      (b) MRU shall pay all ACH or wire transfer costs for ACH transfers or wire transfers authorized by Bank and executed by the Funding Institution pursuant to a Funding Statement.

      (c) MRU shall pay all costs of obtaining credit reports, delivering adverse action notices, completing loan packages and closing loans.

      (d) Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.

18. Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authorities' inquiries and requests relating to the Program.

19. Inspection. Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject, in the case of Bank, to the duty of confidentiality it owes to its customers and banking secrecy and confidentiality requirements otherwise applicable under Applicable Laws. All expenses of inspection shall be borne by the Party conducting the inspection.

      (a) Bank agrees that it shall provide to, or cause to be provided to, MRU such access as is necessary to perform a daily reconciliation of deposits and disbursements in the performance of its duties under the Program Documents.

      (b) MRU shall store all documentation and electronic data related to its participation in the soliciting and processing of Loans, and shall make such documentation and data available during any inspection by Bank or its designee.

20. Governing Law. Except as preempted or controlled by federal law, this Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.

21. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

22. Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement without the prior written consent of the other Party; provided that, MRU may not assign this Agreement to any Affiliate without Bank's prior written consent, which shall not be unreasonably withheld. No assignment under this section shall relieve a Party of its obligations under this Agreement occurring prior to such transfer.

23. Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

24. Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (i) on the day delivered, if delivered by hand; (ii) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or
(iii) three (3) Business Days after the date of mailing to the other Party, if mailed first-class postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:

         To Bank:
                   Doral Bank NY
                   387 Park Avenue South
                   New York, NY 10016
                   Telephone: 212-329-3700
                   Facsimile:  _______________

         To MRU:   MRU Lending, Inc.
                   1114 Ave of the Americas, 30th Floor
                   New York, New York  10036
                   Attn: _________________________
                   Telephone: (212)  836-4194
                   Facsimile:  (212)  754-1048

25. Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

26. Entire Agreement. The Program Documents, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

27. Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different Parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

28. Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

29. Agreement Subject to Applicable Laws. If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party shall receive a lawful written request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party's or the other Party's continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result. Notwithstanding any other provision of the Program Documents, including Section 13 hereof, if the Parties are unable to reach agreement regarding modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) Business Days' prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, if any event described in subsections 29(a), (b) or (c) above occurs.

30. Force Majeure. If any Party shall be unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A "Force Majeure Event" as used in this Agreement shall mean an event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot, acts of terrorism, and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

31. Arbitration.

      (a) The Parties agree to resolve all disputes arising under or relating to this Agreement by the following alternate dispute resolution process: (a) the Parties agree to seek a fair and prompt negotiated resolution within fifteen (15) Business Days of notice of a dispute provided by one Party to the other Party, or such longer period of time mutually agreed by the Parties; and (b) if the Parties do not reach a mutually satisfactory resolution within the foregoing period, the dispute shall be resolved by binding arbitration conducted in accordance with the American Arbitration Association ("AAA") Commercial Arbitration Rules in effect on the date hereof, as modified in this Agreement. The arbitrator selected shall determine whether a claim arises out of or is related to this Agreement. The Parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute arising under or relating to this Agreement decided in court by a judge or jury.

      (b) Any arbitration initiated under this Section 31 shall be conducted in New York, New York.

      (c) Under any arbitration initiated under this Section 31, each Party shall select an arbitrator, and the arbitrators selected by both Parties shall select a third arbitrator who shall conduct the arbitration between the Parties. Each of the arbitrators shall be an attorney with at least fifteen (15) years experience in commercial law.

      (d) The arbitrators shall take such steps as may be necessary to hold a private hearing within one hundred twenty (120) calendar days of the initial demand for arbitration and to conclude the hearing within three (3) calendar days, and the arbitrators' decision, which shall be in writing, shall be made not later than fourteen (14) calendar days after the hearing. The Parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrators may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision of the arbitrators shall contain a brief statement of the claim(s) determined, the award made on each claim and the reasons for the disposition of each claim. The arbitrators may not award punitive, consequential or incidental damages in any arbitration initiated hereunder. Absent fraud, collusion or willful misconduct by the arbitrators, the award shall be final and judgment may be entered in any court having jurisdiction thereof.

      (e) In making the decision and award, the arbitrator shall apply substantive federal and New York law, as applicable. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder.

      (f) The terms of this Section 31 shall survive the expiration or earlier termination of this Agreement.

32. Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

33. Privacy Law Compliance. Subject to Applicable Laws, Bank and MRU shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers. MRU shall be responsible for providing Applicants and Borrowers with all required privacy disclosures on behalf of Bank.

34. Exclusivity. Subject to Section 13(b), during the term of this Agreement, Bank shall not enter into any agreement(s) with parties other than MRU for the origination by Bank of private student loans (i.e., not government guaranteed) and the sale of such loans to a third party.

35. Press Releases / Statements. Neither Bank nor MRU may issue a press release mentioning the other party without the prior consent and review of the other party, which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

Doral Bank NY FSB

By: /s/ Paul Mak
   -------------
Title: President

MRU Lending, Inc.

By: /s/ Vishal Garg
   ----------------------------
Title: Chief Financial Officer

                                   Schedule 1

                                   Definitions

(a)   "ACH" means the Automated Clearinghouse.

(b) "Affiliate" means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or under common control with the Party. For the purpose of this definition, the term "control" (including with correlative meanings, the term controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)   "MRU  Indemnified  Parties"  shall have the  meaning  set forth in Section
      12(a).

(d) "Applicable Law" means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating or affecting any aspect of the program, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(e) "Applicant" means an individual who is a consumer who requests a Loan from Bank.

(f) "Application" means any request from an Applicant for a Loan in the form required by Bank.

(g) "Bank" shall have the meaning set forth in the introductory paragraph of this Agreement.

(h)   "Bank  Indemnified  Parties"  shall have the  meaning set forth in Section
      12(b).

(i) "Borrower" means an Applicant to whom Bank has made a Loan and/or who is liable, jointly or severally, for amounts owing with respect to a Loan.

(j) "Business Day" means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

(k)   "Claim Notice" shall have the meaning set forth in Section 12(e).

(l)   "Confidential   Information"  means  the  terms  and  conditions  of  this
      Agreement, and any proprietary information or non-public information of a Party, including a Party's proprietary marketing plans and objectives.

(m)   "Consumer  Finance  Materials" shall have the meaning set forth in Section
      4.

(n) "Credit Policy" means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application and to authorize originating a Loan as may be in effect from time to time.

(o)   "Disclosing Party" shall have the meaning set forth in Section 14(b)(2).

(p) "Effective Date": shall have the meaning set forth in the introductory paragraph of this Agreement.

(q)   "Force Majeure Event" shall have the meaning set forth in Section 30.

(r) "Funding Account" means a demand deposit account of Bank at the Funding Institution against which checks are drawn for the payment of Loan proceeds to Borrowers and/or Schools and ACH transfers or wire transfers are settled for the payment of Loan proceeds to Borrowers and/or Schools.

(s) "Funding Amount" means the aggregate amount of all Loan proceeds to be disbursed to Borrowers and/or Schools and/or third parties, as listed on a Funding Statement.

(t) "Funding Date" means, with respect to each Funding Statement, the date on which Bank disburses the Loan proceeds as provided on such Funding Statement and in accordance with such Funding Statement.

(u) "Funding Institution" means the insured depository institution designated by Bank through which Loan proceeds are paid to Borrowers and/or Schools.

(v) "Funding Statement" means the statement prepared by MRU each Business Day that contains the computation of the Funding Amount, and all information necessary for the transfer of Loan proceeds from the Funding Account to the accounts designated by Borrowers and/or Schools and/or third parties and such other information as set forth in Section 6(a) and as shall be reasonably requested by Bank and mutually agreed by the Parties.

(w) "Holding Period" menas the time from which the loan is disbursed until it is sold to a qualified third party such as MRU.

(x)   "Indemnifiable Claim" shall have the meaning set forth in Section 12(d).

(y) "Insolvent" means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity's debts is greater than the sum of its assets.

(z) "Loan" means a closed-end installment loan originated by Bank pursuant to the Program for the purpose of financing a Borrower's costs of higher education, including specifically, but not limited to, tuition and related expenses.


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

(aa) "Loan Agreement" means the document containing the terms and conditions of a Loan including all disclosures required by Applicable Law.

(bb) "Loan Sale Agreement" means that Loan Sale Agreement dated as of _____________,____, between Bank and MRU pursuant to which Bank agrees to sell to MRU and MRU agrees to purchase from Bank the Loans.

(cc)  "Losses" shall have the meaning set forth in Section 12(a).

(dd)  "Party" means either MRU or Bank and "Parties" means MRU and Bank.

(ee) "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(ff) "Program" means the consumer student loan program to be offered by Bank to Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.

(gg)  "Program Documents" means this Agreement and the Loan Sale Agreement.

(hh)  INTENTIONALLY DELETED.

(ii)  "Proprietary Materials" shall have the meaning set forth in Section 15.

(jj) "Regulatory Authority" means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to the Federal Deposit Insurance Corporation.

(kk)  "Restricted Party" shall have the meaning set forth in Section 14(a).

(ll) "School" means universities, colleges and other institutions of higher learning to which Loan proceeds are delivered at the request of Borrowers.

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